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                                                                     EXHIBIT 4.2


                          LITTLEFIELD, ADAMS & COMPANY

                        INCENTIVE STOCK OPTION AGREEMENT

                         PURSUANT TO THE INCENTIVE PLAN
                              ___________________


                 Option granted as of _____________ (hereinafter referred to as the "Date of Grant") by LITTLEFIELD, ADAMS & COMPANY (the "Company") to ____________ (the "Grantee"):

                 1. The Option. The Company hereby grants to the Grantee, effective on the Date of Grant, a stock option (the "Option") to purchase, on the terms and conditions herein set forth, up to _______ fully paid and non-assessable shares of the Company's Common Stock, par value $1.00 per share (the "Shares"), at the option price set forth in Section 2 below. This Option is being granted due to the Grantee's relationship with the Company as an employee of the Company (the "Status").

                 The Option is granted pursuant to the Company's Incentive Plan (the "Plan"), a copy of which is delivered herewith by the Company and receipt thereof is acknowledged by the Grantee. The Option is subject in its entirety to all the applicable provisions of the Plan which are incorporated herein by reference. The Option is an "Incentive Option" within the meaning of Section
1.22 of the Plan and, accordingly, the Plan and the Agreement are intended to satisfy the provisions of Section 422A of the Code. Capitalized terms used herein which are defined in the Plan shall have the respective meanings set forth in the Plan, unless otherwise defined herein.

                 2. The Purchase Price. The purchase price of the Shares shall be $_______ per share, the Fair Market Value of a share of the Company's Common Stock as of the Date of Grant (the "Option Price").

                 3.       Exercise of Option.

                          (a)     Except as otherwise provided in the Plan and
this Option Agreement (including, without limitation, Section 6 hereof) the Option is exercisable over a period of ten years from the Date of Grant (the "Option Period") unless sooner terminated as set forth herein. The Option may be exercised from time to time during the Option Period as to the total number of Shares or any lesser amount thereof.

                          (b)     Not less than five days nor more than thirty
days prior to the date upon which all or any portion of the Option is to be exercised, the person entitled to exercise the Option shall deliver to the Company written notice (the "Notice")
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of his election to exercise all or a part of the Option, which Notice shall specify the date for the exercise of the Option and the number of Shares in respect of which the Option is to be exercised. The date specified in the Notice shall be a business day of the Company.

                          (c)  (i)  On the date specified in the Notice, the
person entitled to exercise the Option shall pay to the Company the Option Price of the Shares in respect of which the Option is exercised. The Option Price shall be paid in full at the time of purchase, in cash or by check or with stock of the Company, the value of which shall be determined as provided by the Plan.

                          (ii)  On the date specified in the Notice, in
addition to payment of the Option Price, the person entitled to exercise this Option shall pay to the Company the minimum amount of any federal or state withholding or employment tax (the "Tax Amount") payable as a result of such exercise. The Tax Amount may be payable in cash or, at the election of the Grantee, by delivery of stock of the Company or by delivery of an election to have a number of shares with an aggregate Fair Market Value equal to the Tax Amount withheld from the number of Shares to which such person would otherwise be entitled upon exercise of this Option.

                          (iii)   If the Option is exercised in accordance with
the provisions of the Plan and this Option Agreement, the Company shall deliver certificates representing the number of Shares or other securities in respect of which the Option is being exercised in accordance with the instructions of the Grantee, which Shares or other securities shall be registered in the Grantee's name or in the name of the Grantee's nominee.

                          (d)     This Option is not exercisable after the
expiration of ten years from the Date of Grant.

                          (e)     In addition to the procedures set forth
above, if Regulation T of the Securities Exchange Act of 1934, as amended, or such future laws or regulations with respect to the same subject matter ("Regulation T") is applicable to the exercise of this Option and so permits, the person entitled to exercise this Option may direct the Company in the Notice to deliver all or any part of the number of Shares or other securities to which he is entitled upon exercise of this Option directly to a broker specified in the Notice. In such event, the Company shall accept payment of the Option Price in cash or by check from such broker on behalf of the person entitled to exercise this Option and shall take all action necessary to effect the prompt delivery of such Shares or other securities to such broker in accordance with the provisions of Regulation T and in accordance with such additional rules and regulations as may be specified by such broker. Notwithstanding the foregoing, the





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Company shall not be required to comply with the provisions of this Section
3(e) if, as a result of a change in the accounting rules and regulations applicable to the Company, or the interpretation thereof, compliance with the provisions of this Section 3(e) will result in the imposition of substantial adverse financial reporting requirements on the Company.

                 4.       Representations, Warranties and Covenants.

                          (a)     The Grantee represents and warrants that he
is acquiring this Option and, in the event this Option is exercised, the Shares, for investment, for his own account and not with a view to the distribution thereof, and that he has no present intention of disposing of this Option or the Shares or any interest therein or sharing ownership thereof with any other person or entity.

                          (b)     The Grantee agrees that he will not offer,
sell, hypothecate, transfer or otherwise dispose of any of the Shares unless either:

                                   (i)       A registration statement covering
                          the Shares which are to be so offered has been filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and such sale, transfer or other disposition is accompanied by a prospectus relating to a registration statement which is in effect under the Securities Act covering the Shares which are to be sold, transferred or otherwise disposed of and meeting the requirements of Section 10 of the Securities Act; or

                                  (ii)       Counsel satisfactory to the
                          Company renders a reasoned opinion in writing and addressed to the Company, satisfactory in form and substance to the Company and its counsel, that in the opinion of such counsel such proposed sale, offer, transfer or other disposition of the Shares is exempt from the provisions of Section 5 of the Securities Act and any applicable state securities laws in view of the circumstances of such proposed transaction.

                          (c)     The Grantee acknowledges that (i) the Shares
and this Option constitute "securities" under the Securities Act and/or the Securities Exchange Act of 1934, as amended, and/or the Rules and Regulations promulgated under said acts; (ii) the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; and (iii) the Company is not under any obligation to register the Shares.





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                          (d)     The certificate or certificates representing
the Shares shall have an appropriate legend referring to the terms of this Option.

                          (e)     The Grantee acknowledges that, in the event
of termination of his Status, his rights to exercise the Options are restricted as set forth in Section 6 hereof. The Grantee and the Company acknowledge that neither this Agreement nor the existence of the Option shall directly or indirectly give rise to any obligation on the part of the Grantee or the Company in respect of the continued employment or Status of the Grantee nor provide to the Grantee any of the rights incident to status as a shareholder.

                          (f)     The Grantee is advised that he or his legatee
or legal representative, as the case may be and as defined in Section 6, may be required to make appropriate representations at the time of any exercise of this Option in form and substance similar to the representations contained herein, relating to the Shares then being purchased. Any such person shall, as a condition of acquiring the same, execute a document satisfactory to the Company agreeing to be bound by all of the restrictions of this Agreement to the full extent that such restrictions would have applied to the Grantee.

                 5. Successors and Assigns. This Option Agreement shall be binding upon and shall inure to the benefit of any successor or assign of the Company and, to the extent herein provided, shall be binding upon and inure to the benefit of the Grantee's legatee or legal representative.

                 6.       Exercise and Transferability of Option.

                          (a) During the lifetime of the Grantee, this Option
is exercisable only by him and shall not be assignable or transferable by him, and no other person shall acquire any rights therein.

                          (b) If the Grantee shall die during the Option Period
at any time that a Status is maintained and shall not have fully exercised the Option, the Option may be exercised, to the extent that the Grantee's right to exercise the Option had accrued at the time of his death and had not been previously exercised, during the period commencing on the date of the Grantee's death and ending on the first to occur of (i) the expiration of the period of one year after the date of the Grantee's death and (ii) the expiration of the Option Period, by the person or persons entitled to do so under the Grantee's will (a "legatee"), or, if the Grantee shall fail to make testamentary disposition of this Option, or shall die intestate, by the Grantee's legal representative (a "legal representative")





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provided that such persons agree to be bound by the provisions of this Option
Agreement.

                          (c)  If the Grantee shall at any time cease to
maintain a Status with the Company ("Termination") for any reason other than
(i) upon or following a Change in Control; or (ii) the death of the Grantee and on the Termination Date, as defined below, the Grantee shall not have fully exercised the Option, then the Option may be exercised to the extent that the Grantee's right to exercise the Option had accrued at the Termination Date and had not been previously exercised, at any time during the period commencing on the Termination Date and ending on the first to occur of (i) the three month anniversary of the Termination Date and (ii) the expiration of the Option Period; and the Option may not be exercised in whole or in part after such period. For purposes of this Agreement, "Termination Date" shall mean the first business day on which the Grantee shall not be an employee and/or an executive officer of the Company.

                          (d)  In the event of the Termination of the Grantee
within six months following a Change in Control other than a Termination resulting from the death of the Grantee and on the Termination Date the Grantee shall not have fully exercised the Option, then (i) all or any portion of the Option which is not yet exercisable shall become immediately exercisable, and
(ii) the unexercised portion of the Option may be exercised, in whole or in part at any time during the Option Period.

                 7.       Adjustment of Options.

                          (a)     The number of Shares issuable upon exercise
of this Option, or the amount and kind of other securities issuable in addition thereto or in lieu thereof upon the occurrence of the events specified in
Section 11 of the Plan, shall be determined and subject to adjustment, as the case may be, in accordance with the procedures therein specified.

                          (b)     Fractional Shares resulting from any
adjustment in options pursuant to this Section may be settled in cash or otherwise as the Committee shall determine. Notice of any adjustment in this Option shall be given by the Company to the holder of this Option and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

                          (c)     In the event that the Company shall effect a
distribution, other than a normal and customary cash dividend, upon shares of Common Stock, the Committee may, in order to prevent significant diminution in the value of options as a result of any such distribution, take such measures as they deem fair and equitable, including, without limitation, the adjustment of the Option Price per share for Shares not issued and sold





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hereunder prior to the record date for said distribution, provided that no such adjustment shall be made in a manner that would cause the Company to lose the ability to deduct compensation paid on exercise of this Option pursuant to
Section 162(m) of the Code.


                 If the foregoing is in accordance with the Grantee's understanding and approved by him, he shall so confirm by signing and returning the duplicate of this Option Agreement delivered for that purpose.


                                        LITTLEFIELD, ADAMS & COMPANY



                                        By:_____________________________________
                                           Name:
                                           Title:


The foregoing is in accordance with my understanding and is hereby confirmed and agreed to as of the Date of Grant.



                                        ________________________________________
                                        Grantee





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